Exhibit 5.1
[Letterhead of Weil, Gotshal & Manges LLP]
November 20, 2009
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Ladies and Gentlemen:
          We have acted as counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Corporation”), in connection with the offer and sale by the Company of $250,000,000 aggregate principal amount of 7.150% Senior Notes due 2019 (the “Securities”), pursuant to the underwriting agreement, dated November 5, 2009 (the “Agreement”), between the Company and Citigroup Global Markets, Inc., on behalf of itself and as representative of the underwriters named therein.
          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3 (File No. 333-145894), filed by the Company on September 6, 2007 (the “Registration Statement”), (ii) the prospectus, dated as of September 6, 2007 (the “Base Prospectus”), which forms a part of the Registration Statement, (iii) the preliminary prospectus supplement, dated November 5, 2009, (iv) the prospectus supplement, dated November 5, 2009 (the “Prospectus Supplement”), (v) the base indenture, dated as of September 13, 2007, among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated September 13, 2007, the second supplemental indenture dated May 23, 2008, the third supplemental indenture dated May 7, 2009 and the fourth supplemental indenture dated November 20, 2009; (v) the opinion of Venable LLP dated November 20, 2009 attached as Exhibit 1 hereto (the “Venable Opinion”); and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We refer to the Base Prospectus as supplemented by the Prospectus Supplement as the “Prospectus.”
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. As to all matters of Maryland law, we have relied upon the Venable Opinion.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (assuming the due authorization, execution and delivery thereof by the Trustee) the Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          The opinion expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
          The opinion expressed herein is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
          We hereby consent to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,
/s/ Weil, Gotshal & Manges LLP

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Exhibit 1

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750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202	Telephone 410-244-7400 Facsimile 410-244-7742	www.venable.com
November 20, 2009
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
          We have served as Maryland counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of $250,000,000 aggregate principal amount of the Company’s 7.150% Senior Notes due 2019 (the “Securities”), covered by the above-referenced Registration Statement and any amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be issued by the Company pursuant to that certain Underwriting Agreement, dated as of November 5, 2009 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc., as representative of the underwriters listed in Schedule 1 thereto. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Underwriting Agreement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
          2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Starwood Hotels & Resorts Worldwide, Inc.
November 20, 2009

          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          5. The following documents (together, the “Note Documents”):
               (a) The Underwriting Agreement;
               (b) The Indenture, dated as of September 13, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of September 13, 2007, Supplemental Indenture No. 2, dated as of May 23, 2008, Supplemental Indenture No. 3, dated as of May 7, 2009, and Supplemental Indenture No. 4, dated as of November 20, 2009, (as so supplemented, the “Indenture”); and
               (c) The Global Note evidencing the Securities;
          6. Resolutions of the Board of Directors of the Company relating to, among other things, the execution and delivery by the Company of the Note Documents and the issuance of the Securities, certified as of the date hereof by an officer of the Company;
          7. A certificate executed by an officer of the Company, dated as of the date hereof; and
          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Starwood Hotels & Resorts Worldwide, Inc.
November 20, 2009

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any material respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. The Securities have been duly authorized by the Company for issuance and sale pursuant to the Note Documents and the Registration Statement.
          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that each of the Note Documents provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Starwood Hotels & Resorts Worldwide, Inc.
November 20, 2009

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you solely for your benefit in connection with the registration of the Securities. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Weil, Gotshal & Manges LLP, counsel to the Company, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Registration Statement) without, in each instance, our prior written consent. We hereby consent to the use of the name of our firm in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP